As filed with the Securities and Exchange Commission on August 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2726691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Winter Street
Waltham, Massachusetts
(781) 895-0600	02451
(Address of Principal Executive Offices)	(Zip Code)

IMMUNOGEN, INC.
AMENDED AND RESTATED 2018 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY
INCENTIVE PLAN

(Full title of the plan)

Joseph J. Kenny

Vice President, Acting General Counsel, IP, and Secretary

ImmunoGen, Inc.
830 Winter Street
Waltham, Massachusetts 02451
(Name and address of agent for service)

(781) 895-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 14,208,207 additional shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”), consisting of (i) 13,000,000 additional shares which the Company’s shareholders authorized for issuance on June 15, 2022 and (ii) 1,208,207 additional shares that have been included in the shares reserved for issuance under the 2018 Plan as a result of the forfeiture, cancellation, or termination (other than by exercise), during the period December 21, 2020 and April 1, 2022, of grants previously made under the Company’s 2006 and 2016 Employee, Director and Consultant Equity Incentive Plans, such shares, collectively, to be offered to participants under the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan (the “2018 Plan”), originally adopted in 2018.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s registration statement on Form S-8 (File No. 333-225860) filed with the Securities and Exchange Commission on June 25, 2018 is incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on February 28, 2022;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022 filed with the Commission on May 6, 2022 and August 1, 2022, respectively;

(d)	the Company’s Current Reports on Form 8-K filed with the Commission on February 16, 2022, May 23, 2022, and June 17, 2022 (in each case, except for information contained therein which is furnished rather than filed);

(e)	the portions of the Company’s definitive proxy statement on Schedule 14A filed on April 26, 2022 that are incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021; and

(f)	the description of the Common Stock contained in the Company’s registration statement on Form 8-A filed on September 25, 1989, as amended by Amendment No. 1 thereto, filed on November 15, 1989, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit	Description
4.1(a)

Restated Articles of Organization, as amended (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on April 30, 2010 (Commission File No. 000-17999)).

4.1(b)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2012, filed with the Commission on January 30, 2013 (Commission File No. 000-17999)).

4.1(c)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 4, 2017 (Commission File No. 000-17999)).

4.1(d)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1(c) of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 5, 2020 (Commission File No. 000-17999)).

4.1(e)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1(d) of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2022, filed with the Commission on August 1, 2022 (Commission File No. 000-17999)).

4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K, filed with the Commission on June 20, 2016 (Commission File No. 000-17999)).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the Company’s registration statement on Form S-1, filed with the Commission on November 15, 1989 (Commission File No. 33-31219)).

4.4	Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on June 17, 2022 (Commission File No. 000-17999)).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP(contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts on this 1st day of August 2022.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark J. Enyedy and Susan Altschuller his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark J. Enyedy	President, Chief Executive Officer and Director (principal executive officer)	August 1, 2022
Mark J. Enyedy
/s/ Susan Altschuller	Senior Vice President and Chief Financial Officer (principal financial officer)	August 1, 2022
Susan Altschuller
/s/ Renee Lentini	Vice President, Finance (principal accounting officer)	August 1, 2022
Renee Lentini

/s/ Stephen C. McCluski	Chairman of the Board	August 1, 2022
Stephen C. McCluski

/s/ Stuart A. Arbuckle	Director	August 1, 2022
Stuart A. Arbuckle

/s/ Mark Goldberg	Director	August 1, 2022
Mark Goldberg

/s/ Tracey L. McCain	Director	August 1, 2022
Tracey L. McCain

/s/ Dean J. Mitchell	Director	August 1, 2022
Dean J. Mitchell

/s/ Kristine Peterson	Director	August 1, 2022
Kristine Peterson
/s/ Helen Thackray	Director	August 1, 2022
Helen Thackray

/s/ Richard J. Wallace	Director	August 1, 2022
Richard J. Wallace